Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "GRANITESHARES ETF TRUST", FILED IN THIS OFFICE ON THE SEVENTH DAY OF NOVEMBER, A.D. 2016, AT 4:37 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6206683 8100
SR# 20166534039

Authentication: 203296434
Date: 11-07-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:37 PM 11/07/2016
FILED 04:37 PM 11/07/2016
SR 20166534039 - File Number 6206683

STATE OF DELAWARE
CERTIFICATE OF TRUST
OF
GRANITESHARES ETF TRUST

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801, et seq.) (the "Act") and sets forth the following:

FIRST: The name of the trust is GraniteShares ETF Trust (the "Trust").

SECOND: The name and address of the registered agent of the Trust in the State of Delaware is Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808.

THIRD: The address of the registered office of the Trust in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808.

FOURTH: The Trust is or will become prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. § § 80a-1, et seq.).

FIFTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of the 7th day of November, 2016.

TRUSTEE

William Rhind, Trustee